UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2004

ACCENTURE SCA

(Exact name of Registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation)	001-49713 (Commission File Number)	98-351796 (I.R.S. Employer Identification No.)

1 rue Guillaume Kroll
L-1882 Luxembourg
(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable
(Former name or former address, if changed since last report)

Item 12.    Results of Operations and Financial Condition

On July 7, 2004, Accenture issued a press release announcing final results for its third fiscal quarter ended May 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

In the attached press release, Accenture presents core earnings using Standard & Poor’s Core Earnings methodology. Management believes this information is useful to investors because the core earnings calculations provide investors with greater visibility of the earnings related to primary business operations.

Accenture also discloses in the attached press release free cash flow, defined as operating cash flow net of property and equipment additions. Management believes that by providing more visibility on free cash flow and reconciling to operating cash flow, Accenture provides another consistent metric from which the quality of its business may be monitored.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2004

ACCENTURE SCA, represented by its General Partner, Accenture Ltd, itself represented by its duly authorized signatory
/s/ Douglas G. Scrivner
Name:	Douglas G. Scrivner